Exhibit 11(b)

SEWARD & KISSEL LLP

901 K Street, N.W.

Suite 800

Washington, DC 20001

Telephone: (202) 737-8833

Facsimile: (202) 737-5184

www.sewkis.com

July 2, 2025

AB Active ETFs, Inc.

66 Hudson Boulevard East, 26th Floor

New York, New York 10001

Ladies and Gentlemen:

We are counsel to AB Active ETFs, Inc., a Maryland corporation (the “Company”). The opinions set forth below are being rendered in connection with the Company’s registration statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in which this letter is to be included as an exhibit. The Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (File No. 811-23799). The Registration Statement pertains to the proposed issuance of common stock, par value $.0001 per share (“Shares”), in AB New York Intermediate Municipal ETF (the “Acquiring Fund”), a series of the Company, pursuant to an Agreement and Plan of Acquisition and Termination, a form of which is included as Appendix A to the Information Statement/Prospectus in the Registration Statement (the “Plan”). When duly executed and delivered by the parties thereto, the Plan will provide for the transfer of all of the assets and liabilities of the New York Municipal Portfolio (the “Acquired Fund”), a series of Sanford C. Bernstein Fund, Inc., a Maryland corporation, to the Acquiring Fund in exchange for Shares, which will be distributed to shareholders of the Acquired Fund.

We have examined the Charter and Bylaws of the Company and applicable amendments and supplements thereto, the Plan in the form approved by the Board of Directors of the Company and a copy of the Registration Statement in which this letter is to be included as an exhibit. We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the

AB Active ETFs, Inc.

July 2, 2025

genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

Based on such examination and assumptions, we are of the opinion that:

(i)       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland, and is registered under the 1940 Act, as an open-end, management investment company; and

(ii)        The Shares proposed to be issued in accordance with the terms of the Plan, to the extent that the number of Shares to be issued and distributed to shareholders of the Acquired Fund does not exceed the number of authorized and unissued Shares at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and non-assessable, under the laws of the State of Maryland.

We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and non-assessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Maryland or any other jurisdiction. Additionally, we do not express any opinion with respect to any laws, rules, regulations or orders concerning emergencies declared by any governmental authority or the effect thereof on the opinions expressed herein. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Seward & Kissel LLP